							EXHIBIT 99.2

DHI GROUP, INC.
SUPPLEMENTAL DATA - DICE EUROPE DETAIL
(Unaudited)
(in thousands)

	Q1 2018	Q2 2018	Q3 2018	Q1 2017	Q2 2017	Q3 2017	Q4 2017	FY 2017
Revenues	$1,292	$1,255	$461	$1,819	$1,688	$1,885	$1,713	$7,105
Direct Costs
Cost of Revenues	$215	$167	$57	$311	$348	$229	$302	$1,190
Product Development	77	72	8	155	132	98	107	492
Sales & Marketing	1,059	1,020	220	1,439	1,188	1,507	1,194	5,328
General & Administrative	82	80	37	211	193	109	88	601
Depreciation	73	71	258	71	60	62	68	261
Disposition related and other costs	—	—	341	—	—	39	—	39
Total Direct Costs	$1,506	$1,410	$921	$2,187	$1,921	$2,044	$1,759	$7,911

Deferred Revenue at period end	$1,889	$1,453	$—	$2,359	$2,333	$2,128	$2,149	$2,149

	Note: Dice Europe ceased operations on August 31, 2018.

							EXHIBIT 99.2

DHI GROUP, INC.
SUPPLEMENTAL DATA - RIGZONE DETAIL
(Unaudited)
(in thousands)

	Q1 2018	Q2 2018	Q3 2018	Q1 2017	Q2 2017	Q3 2017	Q4 2017	FY 2017
Revenues	$1,253	$1,315	$931	$1,156	$1,321	$1,415	$1,361	$5,253
Operating Expenses
Cost of Revenues	222	212	147	301	329	355	285	1,270
Product Development	460	351	248	625	555	446	459	2,085
Sales & Marketing	609	568	391	959	919	873	875	3,626
General & Administrative	358	246	137	381	349	461	469	1,660
Depreciation	72	65	45	57	60	72	70	259
Disposition related and other costs	279	—	—	—	26	156	178	360
Total Operating Expenses	2,000	1,442	968	2,323	2,238	2,363	2,336	9,260
Operating Income	$(747)	$(127)	$(37)	$(1,167)	$(917)	$(948)	$(975)	$(4,007)

Deferred Revenue at period end	$1,850	$1,671	$—	$1,955	$1,958	$1,602	$1,620	$1,620

	Note: Excludes Riglogix portion of Rigzone business, which was sold on February 20, 2018.